UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, the previously disclosed increase to the authorized size of the board of directors (the “Board”) of Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) became effective and the size of the Board was increased by two director seats (the “New Board Seats”). Effective March 29, 2021, Michael Gregory O'Hara resigned as the Series A Preferred Threshold Director (as such term is defined in the Certificate of Designations of Liberty TripAdvisor’s 8% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock")) of Liberty TripAdvisor and subsequently the Board appointed Mr. O'Hara, Founder and Senior Managing Director of Certares (as defined below), as a Class III member of the Board to fill one of the New Board Seats with a term expiring at Liberty TripAdvisor’s 2021 annual meeting of stockholders. The Board also determined that Mr. O’Hara would continue as its Vice Chairman. Following Mr. O’Hara’s appointment, the Board has a total of seven directors, with the Series A Preferred Threshold Director seat to remain vacant pursuant to the agreed waiver contained in the Stock Repurchase Agreement, dated as of March 22, 2021 (the “Repurchase Agreement”), between Liberty TripAdvisor and Certares LTRIP LLC, a Delaware limited liability company (“Certares”), and the other New Board Seat to be filled with a diverse candidate by the Board as soon as practicable after the First Closing (as such term is defined in the Repurchase Agreement) pursuant to the Repurchase Agreement.

Mr. O’Hara will continue to receive the same compensation as Liberty TripAdvisor’s other nonemployee directors, which is summarized in Liberty TripAdvisor’s proxy statement for the annual meeting of stockholders held on May 19, 2020, which was filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2020.

The description of the Repurchase Agreement is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is incorporated by reference herein and filed as Exhibit 7(f) to Schedule 13D/A filed with the SEC by Liberty TripAdvisor with respect to the common stock of Tripadvisor (as defined below), par value $0.001 per share (the “Tripadvisor common stock”), on March 24, 2021.

Item 7.01. Regulation FD Disclosure.

On March 26, 2021, Liberty TripAdvisor announced that it has closed its previously announced private offering of $300 million aggregate original principal amount of its 0.50% exchangeable senior debentures due 2051 (the “Offering”).

On March 29, 2021, Liberty TripAdvisor repurchased 126,921 shares of Series A Preferred Stock of Liberty TripAdvisor, which represent 39% of the Series A Preferred Stock held by Certares, for an aggregate value of approximately $344 million in connection with the First Closing in its previously announced repurchase from Certares (the “Certares Transaction”). The aggregate consideration consisted of a combination of (i) approximately $252 million in cash from a portion of the net proceeds from the Offering and (ii) approximately $92 million aggregate value of Tripadvisor common stock owned by Liberty TripAdvisor, consisting of 1,713,859 shares. The details of the Certares Transaction are consistent with the terms and conditions announced in Liberty TripAdvisor’s Current Report on Form 8-K, which was filed with the SEC on March 22, 2021. Following the completion of the Certares Transaction, (i) Liberty TripAdvisor has outstanding approximately 198 thousand shares of Series A Preferred Stock with a redemption value, as of March 22, 2021, of approximately $538 million and (ii) Liberty TripAdvisor owns approximately 16.4 million shares of Tripadvisor common stock and approximately 12.8 million shares of Tripadvisor Class B common stock (which are convertible into Tripadvisor common stock on a 1-for-1 basis), representing an approximate 22% economic interest and 58% voting interest in Tripadvisor, based on the total number of shares of Tripadvisor common stock and Class B common stock outstanding as of February 12, 2021.

This Item 7.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01 Other Events.

Tripadvisor Indenture and Notes

On March 25, 2021, Tripadvisor, Inc., a Delaware corporation (“Tripadvisor”), sold to BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from Tripadvisor, $300 million aggregate principal amount of Tripadvisor’s 0.250% Convertible Senior Notes due 2026 (the “Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between Tripadvisor and the Representatives.

In addition, pursuant to the Purchase Agreement, Tripadvisor granted the Initial Purchasers a 13-day option (the “Overallotment Option”) to purchase up to an additional $45 million aggregate principal amount of the Notes at the public offering price less the Initial Purchasers’ discounts. The Initial Purchasers exercised the Overallotment Option in full, and the Overallotment Option closed on March 25, 2021.

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the Tripadvisor common stock, issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, Tripadvisor entered into an Indenture, dated March 25, 2021 (the “Indenture”), between Tripadvisor, the guarantors party thereto and U.S. Bank National Association, as trustee. The terms of the Notes are governed by the Indenture. The Notes will bear interest at the rate of 0.250% per annum. The Notes mature on April 1, 2026, unless earlier repurchased, converted or redeemed.

Capped Call Transactions

On March 22, 2021, in connection with the pricing of the Notes, and on March 24, 2021 in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, Tripadvisor entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers and/or their respective affiliates and/or other financial institutions. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes, the number of shares of Tripadvisor common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Tripadvisor common stock upon any conversion of Notes and/or offset any potential cash payments Tripadvisor is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

For more information on the Indenture, the Notes and the Capped Call Transactions, reference is also made to the descriptions of the Indenture, the Notes and the Capped Call Transactions included in the Current Report on Form 8-K filed by Tripadvisor with the SEC on March 25, 2021 (the “Tripadvisor 8-K”) and the exhibits filed with the Tripadvisor 8-K. The foregoing descriptions of the Indenture, the Notes and the Capped Call Transactions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full texts of the Indenture, the form of Note and the form of capped call confirmation related to the Capped Call Transactions, each of which is filed as an exhibit to the Tripadvisor 8-K, and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K and information incorporated by reference herein, constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to Liberty TripAdvisor as of the date hereof. Statements regarding the offerings and the expected use of proceeds therefrom are “forward-looking statements” and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to, general market conditions (including the COVID-19 pandemic and related economic impact) which might affect the offerings. Additional information concerning these and other important risks and uncertainties can be found in Liberty TripAdvisor’s and Tripadvisor’s filings with the SEC, including Liberty TripAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 19, 2021, and Tripadvisor’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 19, 2021. Liberty TripAdvisor undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 26, 2021.
99.2	Press Release, dated March 29, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President